EXHIBIT 23.1
                                                                    ------------



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation in this Form S-4 registration statement of our report dated February 10, 1999 included in the Sbarro, Inc. Form 10-K for each of the three years in the period ended January 3, 1999 and to all references to our Firm included in this Form S-4 registration statement.


                                                        /s/ Arthur Andersen LLP


New York, New York
February 7, 2000